    As filed with the Securities and Exchange Commission on January 30, 2001
                                                  Registration No. 333-_____

==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ----------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ------------------------

                           EXACT SCIENCES CORPORATION
             (Exact Name of Registrant as specified in its charter)




           DELAWARE                                 98-0206122
 (State or other jurisdiction          (I.R.S. Employer Identification No.)
of incorporation or organization)



                                  63 GREAT ROAD
                             MAYNARD, MA 01754-2097
                                 (978) 897-2800
               (Address of Principal Executive Offices) (Zip Code)
                    ---------------------------------------------



                             1995 STOCK OPTION PLAN
                      2000 STOCK OPTION AND INCENTIVE PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                       ---------------------------------

                               STANLEY N. LAPIDUS
                                    CHAIRMAN
                           EXACT SCIENCES CORPORATION
                                  63 GREAT ROAD
                             MAYNARD, MA 01754-2097
               (Name and Address of Agent for Service of Process)

                                 (978) 897-2800
          (Telephone Number, Including Area Code, of Agent For Service)
                   -----------------------------------------

                                    Copy to:


                            WILLIAM J. SCHNOOR, ESQ.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 HIGH STREET
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 248-7000


===============================================================================

                         CALCULATION OF REGISTRATION FEE
===============================================================================


                                                                        Proposed
                                                                         Maximum          Proposed
                                                                        Offering           Maximum
Title of Securities                                  Amount to be      Price Per         Aggregate           Amount of
to be Registered                                    Registered(1)          Share    Offering Price        Registration
                                                                                                                Fee(4)
----------------------------------------------------------------------------------------------------------------------------------
1995 STOCK OPTION PLAN                                  189,750            $0.04       $7,590.00(2)              $1.90
Common Shares (par value $.01 per share)                 90,750            $0.15      $13,612.50(2)              $3.40
                                                        411,359            $0.38     $156,316.42(2)             $39.08
                                                        587,512            $2.05   $1,204,399.60(2)            $301.10
                                                        309,375            $7.27   $2,249,156.25(2)            $562.29
                                                        176,000           $10.91   $1,920,160.00(2)            $480.04
                                                         68,750           $12.75     $876,562.50(2)            $219.14

2000 STOCK OPTION AND INCENTIVE PLAN                  1,000,000           $15.00  $15,000,000.00(3)          $3,750.00
Common Shares (par value $.01 per share)

2000 EMPLOYEE STOCK PURCHASE PLAN                       300,000           $15.00   $4,500,000.00(3)          $1,125.00
Common Shares (par value $.01 per share)

                  TOTAL                               3,133,496                   $25,927,797.27             $6,481.95
----------------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(2) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(3) The price of $15.00 per share, which is the average of the high and low proposed per share public offering price for the Registrant's initial public offering (see the Registrant's Form S-1 (File No. 333-48812)) and the estimated book value of the shares as of the latest practicable date prior to the filing of this Registration Statement, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(h) and has been used only for those shares without a fixed exercise price.

(4) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a) Registrant's Prospectus dated January 30, 2001, as filed on January 30, 2001 pursuant to Rule 424(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"), contained in the Registrant's Registration Statement on Form S-1 (File No. 333-48812), as amended (the "Form S-1");

(b) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on December 26, 2000, and incorporating by reference the information contained in the Form S-1.

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation law and the Registrant's certificate of incorporation and by-laws provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Registrant's charter and by-laws filed as Exhibits 3.3 and 3.4 hereto, respectively.

         The Purchase Agreement and the International Purchase Agreement provide that the Underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of EXACT Sciences Corporation against certain liabilities, including liabilities under the Securities Act. Reference is made to the forms of Purchase Agreement and International Purchase Agreement filed as Exhibits 1.1 and 1.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-48812).

         In addition, the Registrant has an existing directors and officers liability insurance policy.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         Exhibit No.                        Description of Exhibit
         -----------                        -----------------------
         3.1            Sixth Amended and Restated Certificate Incorporation of the
                        Registrant (filed as Exhibit 3.1 to the Company's Registration
                        Statement on Form S-1 (No. 333-48812) and incorporated herein by reference)

         3.2            Amended and Restated By-Laws of the Registrant (filed as
                        Exhibit 3.2 to the Company's Registration Statement on Form
                        S-1 (No. 333-48812) and incorporated herein by reference)

         4.1            Specimen certificate representing the Registrant's Common
                        Stock (filed as Exhibit 4.1 to the Registrant's Registration
                        Statement on Form S-1 (No. 333-48812) and incorporated herein by reference.

         5.1            Opinion of Testa, Hurwitz & Thibeault, LLP

         10.1           EXACT Sciences Corporation - 1995 Stock Option Plan (filed as
                        Exhibit 10.1 to the Company's Registration Statement on Form
                        S-1 (No. 333-48812) and incorporated herein by reference)


                                               -4-

         10.2           EXACT Sciences Corporation - 2000 Stock Option Plan and
                        Incentive Plan (filed as Exhibit 10.2 to the Registrant's
                        Registration Statement on Form S-1 (No. 333-48812) and incorporated herein by reference).

         10.3           EXACT Sciences Corporation - 2000 Employee Stock Purchase Plan
                        (filed as Exhibit 10.3 to the Registrant's Registration
                        Statement on Form S-1 (No. 333-48812) and incorporated herein by reference)


         23.1           Consent of Arthur Andersen LLP

         23.2           Consent of Testa, Hurwitz & Thibeault, LLP (included in
                        Exhibit 5.1)

         24.1           Power of Attorney (included as part of the signature page of this Registration Statement)

Item 9.  UNDERTAKINGS.

         (a)    The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MAYNARD, IN THE COMMONWEALTH OF MASSACHUSETTS, ON THIS 30TH DAY OF JANUARY, 2001.


                                 EXACT SCIENCES CORPORATION

                                 By: /s/ John A. McCarthy
                                     --------------------
                                     John A. McCarthy
                                     Vice President and Chief Financial Officer

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of EXACT Sciences Corporation, hereby severally constitute and appoint Stanley N. Lapidus, Don M. Hardison and John A. McCarthy, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement and any related subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable EXACT Sciences Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

             SIGNATURE                          TITLE                                  DATE
/s/ Stanley N. Lapidus      Chairman of the Board and Director                 January 30, 2001
--------------------------- (Principal Executive Officer)
Stanley N. Lapidus

/s/ Don M. Hardison         President and Director                             January 30, 2001
---------------------------
Don M. Hardison

/s/ John A. McCarthy        Vice President and Chief Financial Officer         January 30, 2001
--------------------------- (Principal Financial and Accounting Officer)
John A. McCarthy

/s/ Noubar B. Afeyan        Director                                           January 30, 2001
---------------------------
Noubar B. Afeyan

/s/ Richard W. Barker       Director                                           January 30, 2001
---------------------------
Richard W. Barker

/s/ Sally W. Crawford       Director                                           January 30, 2001
---------------------------
Sally W. Crawford

/s/ Wycliffe K. Grousbeck   Director                                           January 30, 2001
---------------------------
Wycliffe K. Grousbeck

/s/ William W. Helman       Director                                           January 30, 2001
---------------------------
William W. Helman


                                                   -7-

/s/ Edwin M. Kania, Jr.     Director                                      January 30, 2001
---------------------------
Edwin M. Kania, Jr.

/s/ Lance Willsey           Director                                      January 30, 2001
---------------------------
Lance Willsey


                                INDEX TO EXHIBITS

Exhibit No.        Description of Exhibit
-----------        -----------------------
3.1              Sixth Amended and Restated Certificate Incorporation of the Registrant
                 (filed as Exhibit 3.1 to the Company's Registration Statement on Form
                 S-1 (No. 333-48812) and incorporated herein by reference)

3.2              Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 333-48812) and
                 incorporated herein by reference)

4.1              Specimen certificate representing the Registrant's Common Stock (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1
                 (No. 333-48812) and incorporated herein by reference.

5.1              Opinion of Testa, Hurwitz & Thibeault, LLP


10.1             EXACT Sciences Corporation - 1995 Stock Option Plan (filed as Exhibit
                 10.1 to the Company's Registration Statement on Form S-1 (No.
                 333-48812) and incorporated herein by reference)

10.2             EXACT Sciences Corporation - 2000 Stock Option Plan and Incentive Plan
                 (filed as Exhibit 10.2 to the Registrant's Registration Statement on
                 Form S-1 (No. 333-48812) and incorporated herein by reference).

10.3             EXACT Sciences Corporation - 2000 Employee Stock Purchase Plan (filed as Exhibit 10.3 to the Registrant's Registration Statement on Form S-1
                 (No. 333-48812) and incorporated herein by reference)

23.1             Consent of Arthur Andersen LLP

23.2             Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

24.1 Power of Attorney (included as part of the signature page of this Registration Statement)

                                                         -9-